POWER OF ATTORNEY
FOR EXECUTING FORMS 3, 4, AND 5


	The
undersigned hereby constitutes and appoints Paula E. Boggs, David Landau, Andrew M. Paalborg, Casey Nault, or any of them, as her true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned
Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Change of Beneficial Ownership of Securities on Form 4 and Annual Statements of Beneficial Ownership of Securities on Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

2.	do
and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any required stock exchange, stock market or similar authority; and

3.	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

	   The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and power herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming nor is Starbucks Corporation assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.


	This Power of Attorney shall supersede and revoke any Power of Attorney previously executed with respect to executing Forms 3, 4 and 5 and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked in writing delivered to the general counsel of Starbucks Corporation.

	Dated this
7th day of December 2004.

	   /s/
	Dorothy Kim